UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2021

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

870 Winter Street
Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)
(781) 522-3000
(Registrant’s telephone number, including area code)
N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 8.01.	Other Events.

Notes Issuance

On August 10, 2021, Raytheon Technologies Corporation (the “Company”) issued $1,000,000,000 aggregate principal amount of 1.900% Notes due 2031 (the “notes due 2031”) and $1,000,000,000 aggregate principal amount of 2.820% Notes due 2051 (the “notes due 2051” and, together with the notes due 2031, the “Notes”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-234027) (the “Registration Statement”) filed on September 27, 2019. On August 6, 2021, the Company filed with the SEC a Prospectus Supplement dated August 4, 2021 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with the offer and sale of the Notes, the Company entered into an Underwriting Agreement, dated August 4, 2021 (the “Underwriting Agreement”), and a Pricing Agreement, dated August 4, 2021 (the “Pricing Agreement”), each between the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as Representatives of the Underwriters listed in Schedule I to the Pricing Agreement.  A form of the Underwriting Agreement is included as Exhibit 1.1 to the Registration Statement.  The Notes were issued under the Amended and Restated Indenture, dated as of May 1, 2001 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, as trustee.  The Indenture and a form of the Notes are included as Exhibits 4.1 and 4.2 to the Registration Statement.

The Company expects to use the net proceeds received from the issuance of the Notes, together with cash on hand and/or commercial paper borrowings, to fund the redemption, in full, of its outstanding 2.500% notes due 2022 and 2.800% notes due 2022. As of June 30, 2021, the Company had $1.1 billion outstanding in aggregate principal amount of its 2.500% notes due 2022 and $1.1 billion outstanding in aggregate principal amount of its 2.800% notes due 2022.

For the relevant terms and conditions of the Underwriting Agreement and Pricing Agreement and the Notes, please refer to the Prospectus Supplement.

Redemption

On August 11, 2021, the Company intends to notify holders of its outstanding 2.500% notes due 2022 that the Company will redeem $1.1 billion of the aggregate principal amount of such notes on August 26, 2021. Also on August 11, 2021, the Company intends to notify holders of its outstanding 2.800% notes due 2022 that the Company will redeem $1.1 billion of the aggregate principal amount of such notes on August 26, 2021. After giving effect to such redemptions, no principal amount of the 2.500% notes due 2022 or the 2.800% notes due 2022 will remain outstanding.

This report does not constitute a redemption notice for the Company’s 2.500% notes due 2022 or 2.800% notes due 2022.  This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This report includes statements related to the timing of redemptions, among other things, that constitute “forward-looking statements” under the securities laws. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  These factors include those described under the caption “Risk Factors” in our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 10, 2021, with respect to the Notes
5.2	Consent of Wachtell, Lipton, Rosen & Katz, dated August 10, 2021 (included in Exhibit 5.1), with respect to the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: August 10, 2021	By:	/s/ Dana Ng
Dana Ng
Corporate Vice President and Secretary